                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT: July 7, 1997
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                           ROTECH MEDICAL CORPORATION
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)



           Florida                                                59-2115892
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(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)


4506 L.B. McLeod Road, Suite F, Orlando, Florida                     32811
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:             (407) 841-2115
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Not Applicable
--------------
(former name or former address, if changed since last report)
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  Item 5. Other Events
  --------------------

  On July 6, 1997, Integrated Health Services Inc. ("IHS"), IHS Acquisition XXIV, Inc., a wholly-owned subsidiary of IHS ("Merger Sub"), and RoTech Medical Corporation ("RoTech") entered into a definitive agreement and plan of merger (the "Agreement") providing for the merger of Merger Sub into RoTech, with RoTech becoming a wholly-owned subsidiary of IHS. IHS is a highly diversified health services provider, offering a broad spectrum of post-acute medical and rehabilitative services through its nationwide healthcare network. IHS' post-acute services include home nursing services, home infusion services, subacute care, inpatient and outpatient rehabilitation, respiratory therapy, hospice care, and diagnostic services. Supporting the full continuum of healthcare needs, IHS currently operates over 1,000 post-acute service locations in 41 states throughout the U.S.

  Under the terms of the Agreement, which was approved by the Board of Directors of both IHS and RoTech, holders of RoTech common stock ("RoTech Common Stock") will receive for each share of RoTech Common Stock 0.5806 of a share of IHS Common Stock (the "Exchange Ratio"), having a market value of $22.61 based on the closing price of the IHS Common stock on the last business day prior to the signing of the Agreement. Options to purchase RoTech Common Stock will be converted at the closing into options to purchase IHS Common Stock based on the Exchange Ratio. At June 30, 1997 RoTech had outstanding 26,362,269 shares of RoTech Common Stock and options to purchase 3,469,706 shares of RoTech Common Stock ("RoTech Options"). IHS will issue approximately 15,306,000 shares of IHS Common Stock under the Agreement, and will reserve for issuance approximately 2,014,000 shares of IHS Common Stock issuable upon exercise of RoTech Options. In addition, RoTech's outstanding $110 million of subordinated convertible debentures (the "RoTech Debentures") will become convertible into approximately 2,433,000 shares of IHS Common Stock following the closing at a conversion price of $45.21 per share of IHS Common Stock. At June 30, 1997, IHS had outstanding 25,428,319 shares of IHS Common stock and options and warrants to purchase approximately 9,513,000 shares of IHS Common Stock, and had reserved for issuance 7,989,275 upon conversion of $258,750,000 principal amount of outstanding convertible debentures. IHS will assume approximately $300 million of debt in the transaction, including $110 million of RoTech Debentures.

  The merger is intended to qualify as a tax free reorganization, as permitted by the Internal Revenue Code, and will be treated as a purchase of accounting and financial reporting purposes. Completion of the transaction, which is expected to occur in the fourth quarter of 1997, is subject to, among other things, approval by each company's stockholders, receipt of required regulatory approvals, consent of senior bank lenders and other customary conditions. Each party may terminate the Agreement if the average trading price of the IHS Common Stock over the 10 trading days ending on the fifth trading day
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  prior to the RoTech stockholders meeting to approve the merger is less than
  $33.00. The Agreement also provides for the payment of break-up fees under certain circumstances.

  Smith Barney Inc. acted as financial advisor to RoTech in the transaction.

  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
  --------------------------------------------------------------------------

  FOR IMMEDIATE RELEASE
  INTEGRATED HEALTH SERVICES TO MERGE WITH ROTECH MEDICAL CORPORATION


  Owings Mills, MD and Orlando, Florida, July 7, 1997, Integrated Health Services, Inc. (NYSE: IHS ) and RoTech Medical Corporation (NASDAQ: ROTC) today jointly announced that they have entered into a definitive merger agreement pursuant to which RoTech will merge with IHS.

  Under the terms of the agreement, IHS will issue 0.5806 shares of IHS common stock for each share of RoTech common stock currently outstanding. RoTech stockholders will receive approximately $22.61 in value in IHS common stock (based on the closing IHS stock price on July 3, 1997) for each share owned of RoTech common stock based on a fixed exchange rate. When the acquisition is consummated, IHS will issue approximately 15.8 million shares of common stock. The equity value of the acquisition is approximately $615 million, based on the exchange terms. The total value of the transaction including the assumption of RoTech's debt by IHS and other financial obligations, will approximate $915 million.

  The merger is expected to be immediately accretive to IHS earnings per share. This transaction would also serve to strengthen the IHS balance sheet and reduce its leverage. Proforma for the acquisition, debt to total capitalization would be reduced from 65% (at March 31, 1997) to approximately 55%.

  The consolidated company will be one of the largest post-acute care companies offering a broad spectrum of services including home health nursing services, home respiratory and home infusion services, home medical equipment, subacute care, inpatient and outpatient rehabilitation services and skilled nursing facility care. IHS is the nation's fourth largest provider of home health care services. RoTech is a diversified provider of home health services and the third largest provider of home respiratory services. Based on their last reported quarter, RoTech has annualized revenues of approximately $440 million and currently operates 600 locations in 34 states. The consolidated company will have total proforma revenues of approximately $2.3 billion and home health revenues of over $1 billion.

  The transaction, which will be treated as a purchase, has been unanimously approved by the Board of Directors of each company. It is subject to various conditions prior to closing including approval by IHS and RoTech stockholders, approval by IHS' senior lenders, and certain regulatory approvals. The merger is expected to close during the fourth quarter of 1997.

  William P. Kennedy, Chairman and CEO of RoTech, stated, "The management of RoTech considers this an excellent opportunity for its patients, employees and stockholders to participate in the growth of an exciting market leader. This will also enhance services available to our patients and payors."

  Stephen P. Griggs, President and Chief Operating Officer of RoTech , and his management team are expected to remain with IHS after the transaction. One person designated by RoTech will be appointed to the IHS Board of Directors at closing.

  "The merger with RoTech is a perfect strategic fit to broaden and enhance our home health care operations and post-acute care network and reflects on our ongoing commitment to building a diversified post-acute care network and being a leader in home health care," stated Robert N. Elkins, M.D. Chairman and Chief Executive Officer of IHS. "This transaction allow us to not only greatly expand our network of home respiratory and home infusion services, it also propels our geographic expansion into rural markets. We are very excited that we are able to add a high quality company like RoTech which not only continues the execution of our strategy but is also accretive to our earnings and deleverages our balance sheet.

  "RoTech is a recognized leader in providing quality home respiratory, HME and home infusion services," added Dr. Elkins. "We are delighted that Steve Griggs has agreed to remain with the Company and will head the RoTech division. Steve and his management team will spearhead our growth in these higher margin businesses and will continue to execute RoTech's successful strategy and acquiring and consolidating this market segment.

  "The current IHS home care operations are primarily home nursing and rehabilitation care," continued Dr. Elkins. "A more diversified home care network will be advantageous to our patients and managed care payors.

  The combined company will operate over 975 home health locations and over 1,500 total post-acute locations in 43 states.

  RoTech, headquartered in Orlando, Florida, has annualized revenues (based on its last reported quarter) for home respiratory services and products of approximately $215 million, home infusion and pharmacy products of over $70 million, home medical equipment of over $122 million and physician and other services of over $30 million. RoTech has focused their operations in non-urban areas.

  Integrated Health Services is a highly diversified health services provider, offering a broad spectrum of post-acute medical and rehabilitative services through its nationwide
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  healthcare network.  IHS' post-acute services include home nursing services, home infusion services, subacute care, inpatient and outpatient rehabilitation, respiratory therapy, hospice care, and diagnostic services. Supporting the full continuum of healthcare needs, IHS currently operates over 1,000 post-acute service locations in 41 states throughout the U.S.

  Statements in the press release concerning the Company's and RoTech's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies and product or service line growth, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Any forward-looking statements are estimates, reflecting the best judgment of IHS and RoTech based upon currently available information and involve a number of risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Risks, uncertainties and factors which could affect the accuracy of such forward looking statements are identified in the public filings made by the Company and RoTech with the Securities and Exchange Commission, and forward looking statements contained in this press release or in other public statements of the Company and RoTech should be considered in light of those factors. There can be no assurance that factors will not affect the accuracy of such forward looking statements.

  Contacts:
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  Integrated Health Services
  --------------------------

  Investors:  Marc Levin
              IHS - 410/998-8428
  Media:      Michele Helm
              Noonan/Russo Communications
              212/696-4455, Ext. 225

  RoTech Medical Corporation
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  Investors/
     Media:   Rebecca Irish
              RoTech - 407/841-2115

  Web Site:   http//www.rotech.com

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                                   SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RoTech Medical Corporation,
                                    a Florida Corporation


  Dated:  July 15, 1997             By:  /s/ Rebecca R. Irish
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                                         Rebecca R. Irish, Treasurer
                                         and Chief Financial Officer